CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




                                 August 9, 1996


ACT Teleconferencing, Inc.
1658 Cole Boulevard, Suite 162
Golden, Colorado 80401

         We consent to (i) the inclusion by reference of our report dated February 24, 1995, on the audits of the consolidated financial statements of ACT Teleconferencing, Inc. (the "Company"), and its subsidiaries as of December 31, 1994 and for the years ended December 31, 1994 and December 31, 1993, and (ii) the inclusion by reference of our report dated April 5, 1996, on the audits of the consolidated financial statements of the Company and its subsidiaries as of December 31, 1995, and for the years ended December 31, 1995 and December 31, 1994, in the Company's registration statement filed on Form S-8, dated August 12, 1996 (the "Registration Statement").

         We also consent to the reference to our Firm under the heading "Experts" contained in the Prospectus prepared in connection with the Registration Statement.



                                                VAN DORN & BOSSI
                                                Certified Public Accountants